                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 23rd day of June, 2000, by and between ALLIN CORPORATION ("Employer"), and DEAN C. PRASKACH ("Employee"), a resident of Pennsylvania.

                                  WITNESSETH:
                                  ----------

     WHEREAS, Employer desires to employ Employee on a full-time and exclusive basis and Employee is willing to serve on a full-time and exclusive basis, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and intending to be legally bound hereby, the parties do agree as follows:

     Section 1. Employment.   Subject to the terms and conditions of this
     ---------------------
Agreement, Employer agrees to employ Employee as Chief Financial Officer of Employer, and Employee accepts such employment. Employee will diligently and faithfully and in conformity with the directions of the Chief Executive Officer and/or the Board of Directors of Employer perform the duties of his employment hereunder, and he will devote his best efforts and attention on a full-time basis to the performance of said duties.

     Section 2. Employment Period.
     ----------------------------

        (a)  Term.  The term of Employee's employment hereunder Shall commence
             -----
on June 23, 2000 and shall continue through June 23, 2005 unless sooner terminated in accordance with the terms of Section 2 ("Employment Period").

        (b) The Employment period shall terminate upon (i) Employee's death or, unless waived by Employer, his disability, either physical or mental (as determined by Employer's physician) which may reasonably be anticipated to render him unable, for a period of at least six (6) months, effectively to perform the obligations, duties and responsibilities of Employee's employment with Employer (provided that if Employee is terminated due to a disability, any long-term disability insurance provided to Employee shall continue in effect post-termination); or (ii) the termination of Employee's employment by the Chief Executive Officer or the Board of Directors with cause (as hereinafter defined); or (iii) the passage of fourteen (14) days from the date of delivery by either party to the other of his or its election to terminate this Agreement. As used herein, "cause" shall mean (i) dishonest, fraudulent or illegal conduct; (ii) misappropriation of Employer funds; (iii) conviction of a felony; (iv) excessive use of alcohol; (v) use of controlled substances or other addictive behavior; (vi) unethical business conduct; (vii) breach of any statutory or common law duty of loyalty to Employer; and (viii) action by Employee which is prejudicial or injurious to the business or goodwill of Employer or a material breach of this Agreement.

     Section 3.  Employment Compensation and Other Benefits.
     ---------   ------------------------------------------

        (a)  Base Salary.  For services performed by Employee during the
             -----------
Employment Period, Employer will pay to Employee a base salary of One Hundred Forty Thousand Dollars ($140,000) per annum, payable in equal semi-monthly installments of $5833.33, prorated for any partial period of employment.

        (b)  Benefits.  During the term of his employment hereunder, Employee
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will be entitled to the following:

                (i) payment by Employer of the premiums for medical and dental insurance coverage for himself and his family consistent with programs from time to time in effect for the employees of Employer; provided, however that if Employer adopts a policy of requiring all of its employees to pay a portion of such premiums, Employee will be responsible for paying for his applicable portion, which portion shall be deducted from the salary otherwise payable to Employee.

                (ii)  four weeks of paid vacation each year of employment; and

                (iii) such other benefits as are available to other employees of Employer generally, including any 401(k) plan, profit-sharing plan, or retirement plan.

        (c)  Business Expenses.  Employer will reimburse Employee for
             -----------------
reasonable out-of-pocket expenses incurred by him, in accordance with Employer's policies as in effect from time to time, for entertainment, travel, lodging and similar items in connection with the business of Employer, provided that Employee properly accounts for and promptly submits appropriate supporting documentation with respect to all such expenses.

        (d)  Discretionary Bonus.  The Board of Directors of Employer may, in
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its sole and absolute discretion, award an annual bonus to Employee. Such bonus shall be determined based on Employee's performance and the performance of Employer for the respective twelve (12) month periods ending at fiscal year end 12/31/00, 12/31/01, 12/31/02, 12/31/03 and 12/31/04. The decision to award a bonus is within the sole discretion of the Board of Directors of Employer, and Employer has absolutely no obligation to award a bonus to Employee. Furthermore, the decision to award a bonus to Employee in any particular year shall in no way obligate Employer to award a bonus to Employee in any other year.

        (e)  Stock Options.  Employee acknowledges receipt of options under
             -------------
Employer's Stock Plans. The options vest ratably at 20% per year on the anniversary of issuance, however all options that have not previously expired or been terminated will become fully vested on the date on which (i) the Company sells all or substantially all of its assets, (ii) the Company merges with another entity in a transaction in which the Company is not the surviving corporation, or (iii) any person or group of affiliated persons other than the shareholders of Allin Corporation as of the date of this Agreement owns or controls 40% or more of the Company. Any or all of these occurrences are deemed to be a "Change of Control". At the sole discretion of Employer's management and Board of Directors, additional options may be issued to Employee, however Employer's management and Board of Directors are under no obligation to issue Employee additional options.

        (f)  Annual Merit Review.  Annually, on or before November 1 of each
             -------------------

year, Employer will conduct an annual review of Employee's performance under this Agreement and, if deemed appropriate, implement adjustments to this
Section 3 for such year.

        (g)  Severance Pay.  If Employee's employment is terminated By
             -------------
Employer, during the Employment Period, without cause, Employee shall receive semi-monthly severance payments equal to the semi-monthly base salary payment which Employee was receiving immediately prior to the termination, until the earlier of (i) the one year anniversary of the date of termination, or (ii) the date on which Employee obtains other full-time employment. The expiration of the Employment Period shall not entitle Employee to receive severance pay; provided, however, that if any severance payments would otherwise have been payable had this Agreement not expired, the expiration of this Agreement shall not affect the payments called for by this Section 3(g).

If Employee's employment is terminated without cause in conjunction with, or within one year of, a Change of Control, Employee shall receive, in addition to severance payments as outlined in the immediately preceding paragraph, a bonus in the amount of one times Employee's annual base salary at the time of termination. In addition, upon termination, any options to acquire shares of Employer that have not previously expired or been terminated, will become fully vested, and will remain exercisable for the original term of such option grants, whether or not Employee remains in the employ of Employer.

          (h) Liability as an Officer.  Employee will be covered by any
              ------------------------
directors and officers insurance policy procured by Employer. Employee shall also be entitled to the indemnification set forth in Employer's Bylaws with respect to actions taken by officers and directors of Employer.

     Section 4.  Conditions of Employment.  As conditions of his employment
     ------------------------------------
and in consideration of his employment, Employee covenants and agrees as follows:

        (a) that, during the period during which Employee is employed by Employer, he will devote his full time, services and attention and best efforts to the performance of his duties and to the promotion of the business and interests of Employer;

        (b) that, during the period during which Employee is employed by Employer, and for a period of eighteen (18) months thereafter, he will not, without the prior written consent of the Board of Directors of Employer, directly or indirectly, as a stockholder (except as a stockholder owning beneficially or of record less than five percent (5%) of the outstanding shares of any class of publicly traded stock of any issuer), or as an officer, director, manager, member, employee, partner, joint venturer, proprietor or otherwise, engage in, become interested in, consult with, lend to or borrow from, advise or negotiate for or on behalf of, any business which is of the type in which Employer or any affiliate or subsidiary of Employer engages during the period during which Employee is employed by Employer and which Employer has not permanently ceased to be engaged in at the time of termination of this Agreement; provided that the prohibition contained in this subsection 4(b) shall not apply to any business which Employer was engaged during the Employment Period if, during the eighteen (18) month period thereafter, Employer permanently ceases to be engaged in such business;

        (c) that, during the period during which Employee is employed by Employer, and for a period eighteen (18) months thereafter, he will not solicit any customer of Employer or any customer of any affiliate or subsidiary of Employer, directly or indirectly, for the purpose of enticing such customers to do business with anyone other than Employer;

        (d) that, during the period which Employee is employed by Employer, and for a period of eighteen (18) months thereafter, he will not solicit (or employ or cause to be employed other than by Employer) other employees of Employer or any affiliate or subsidiary of Employer, directly or indirectly, for the purpose of enticing them to leave their employment with Employer or any affiliate or subsidiary of Employer;

        (e) that, during the period during which Employee is employed by Employer, and for a period of eighteen (18) months thereafter, he will make full and complete disclosure of the existence of this Agreement and the content of this Section 4 to all prospective employers with whom he may discuss possible employment;

        (f) that, he will refrain from directly or indirectly disclosing, making available or using or causing to be used in any manner whatsoever, any information of Employer of a proprietary or confidential nature (including without limitation, information regarding inventions, processes, formulas, systems, plans, programs, studies, techniques, "know-how," trade secrets, income or earnings, tax data, customer lists and contracts to which Employer is a party, but excluding any such information which may be in the public domain through proper means) and, upon termination of his employment, such information, to the extent that it has been reduced to writing (including any and all copies thereof), together with all copies of all forms, documents and materials of every kind, whether confidential or otherwise, shall forthwith be returned to the Employer and shall not be retained by Employee or furnished to any third party, either by sample, facsimile or by verbal communication;

        (h) that, he will refrain from any disparagement, direct or indirect, through innuendo or otherwise, of Employer or any of its employees, agents, officers, directors, shareholders or affiliates;

        (i) that, during the period during which Employee is employed by Employer, he will not, without the prior written consent in each case of the Board of Directors of Employer: (i) participate actively in any other business interests or investments which would conflict with his responsibilities under this Agreement, or (ii) borrow money from, or lend to, customers (except those commercial institutions whose business it is to lend money) or individuals or firms from which Employer or any affiliate or subsidiary of Employer buys services, materials, equipment or supplies, or with whom Employer or any affiliate or subsidiary of Employer does business;

        (j) that, during the Employment Period, he will not, without the prior written consent in each case of the Chief Executive Officer or the Board of Directors of Employer (i) exchange goods, products or services of Employer in return for goods, products or services of any individual or firm or
(ii) accept gifts or favors from any outside organization or agency which, individually or collectively, may cause undue influence in his selection of goods, products or services for Employer;

        (k) that, after the termination of his employment, he will not secure, or attempt to secure, from any employee or former employee of Employer or any affiliate or subsidiary of Employer, any information relating to Employer or any affiliate or subsidiary of Employer or their business operations; and

        (l) that he will promptly and voluntarily advise the Board of Directors of Employer of any activities which might result in a conflict of interest with his duties to Employer hereunder, and, further, will make such other and further disclosures as Employer may reasonably request from time to time.

     Employee represents and warrants to Employer that, notwithstanding the operation of the covenants contained in this Section 4, upon the termination of his employment hereunder, Employee will be able to obtain employment for the purpose of earning a livelihood.

     Section 5.  Injunctive Relief.  Because the services to be performed
     -----------------------------
by Employee hereunder are of a special, unique, unusual, confidential extraordinary and intellectual character which character renders such services unique and because Employee will acquire by reason of his employment and association with Employer an extensive knowledge of Employer's trade secrets, customers, procedures, and other confidential information, the parties hereto recognize and acknowledge that, in the event of a breach or threat of breach by Employee of any of the terms and provisions contained in Section 4 or Section 7 of this Agreement, monetary damages alone to Employer would not be an adequate remedy for a breach of any of such terms and provisions. Therefore, it is agreed that in the event of a breach or threat of a breach of any of the provisions of Section 4 or Section 7 of this Agreement by Employee, Employer shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee, as well as any third parties including successor employers of Employee whose joinder may be necessary to effect full and complete relief, from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties to such injunction or order regarding this Agreement have been finally resolved. Employee hereby agrees to pay all costs of suit incurred by Employer, including but not limited to reasonable attorneys' fees, in obtaining any such injunction or order. Employee hereby waives any right he may have to require Employer to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Employer, its officers, directors, employees and agents from and waives any claim for damages against them which he might have with respect to Employer obtaining in good faith any injunction or restraining order pursuant to this Agreement.

     Section 6.  Absence of Restrictions. Employee hereby represents and
     -----------------------------------
warrants that he has full power, authority and legal right to enter into this Agreement and to carry out his obligations and duties hereunder and that the execution, delivery and performance by Employee of this Agreement will not violate or conflict with, or constitute a default under, any agreements or other understanding to which Employee is a party or by which he may be bound or affected, including but not limited to, any order, judgment or decree of any court or governmental agency.

     Section 7.  Patents and Inventions.  Employee will promptly submit to
     ----------------------------------
Employer written disclosures of all inventions, improvements, discoveries and new ideas, relating to Employer's business, whether or not patentable (hereinafter called "Inventions"), which are made or conceived by Employee, alone or jointly with others, during the period during which Employee is employed by Employer. Title to all such Inventions that shall be within the existing or contemplated scope of Employer's business at the time such Inventions are made or conceived or which result from or are suggested by any work Employee or others may do for or on behalf of Employer, together with such patent, patents or other legal protection as may be obtained thereon in the United States of America and all foreign countries, shall belong to Employer. Employee will assign any rights or interest in such title to Employer, and upon the request of Employer, will at any time during the period during which Employee is employed by Employer and after termination of Employee's employment for any reason, execute all proper papers for use in applying for, obtaining, maintaining and enforcing such patents or other legal protection as Employer may desire and will execute and deliver all proper assignments thereof, when so requested, without remuneration but at the expense of Employer.

     Section 8.  General.
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        (a)  Interpretation.  If the provisions of subsections 4(b), 4(c) or
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4(d) of this Agreement should be held to be invalid, illegal or unenforceable by a court of competent jurisdiction because of time limitation or geographical area therein provided, such provisions shall nevertheless be effective and enforceable for such period of time and/or such geographical area as may be held to be reasonable by such court. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement, any such invalidity, illegality or unenforceability shall not, of itself, affect the validity, legality or enforceability of such provision in any other jurisdiction.

        (b)  Notices.  In any case where any notice or other communications
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is to be given or made pursuant to any provision of this Agreement, such notice or communication shall be deemed to be delivered when actually received on the date specified in the return receipt for a notice or communication mailed by registered or certified mail, postage prepaid, addressed as follows:

                    If to Employer:
                    --------------

                    Allin Corporation
                    381 Mansfield Avenue
                    Suite 400
                    Pittsburgh, PA 15220
                    Attention:   Mr. Richard W. Talarico

                    with copies to:

                    Bryan D. Rosenberger, Esq.
                    Eckert Seamans Cherin & Mellott
                    600 Grant Street, 44th Floor
                    Pittsburgh, PA 15219


                    If to Employee:
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                    Mr. Dean C. Praskach
                    2516 Clubhouse Drive
                    Wexford, PA 15090
or such other address or addresses as any party may specify by notice to the other party given as herein provided.

        (c)  Headings.  The headings in this Agreement are inserted for
             --------
convenience and identification and in no way describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

        (d)  No Presumption on Interpretation.  Nothing herein shall be
             --------------------------------
construed more strongly against or more favorably toward either party by reason of either party having drafted this Agreement or any portion hereof.

        (e)  Binding Effect.  This Agreement shall be binding upon, and
             --------------
inure to the benefit of, the parties hereto and their respective heirs, beneficiaries, executors, administrators, personal representatives, successors and permissible assigns.

        (f)  Integration.  This Agreement constitutes and contains the entire
             -----------
Agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements, if any, understandings and negotiations relating thereto. No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by any party hereto.

        (g)  Waivers; Modification.  This Agreement, or any provision hereof,
             ---------------------
may be amended, supplemented or modified only by a writing signed by both parties and may be waived only by a writing signed by the party to be bound thereby. A written waiver of any provision shall be valid only in the instance for which given and shall not be deemed to be a continuing waiver or construed as a waiver of any other provisions.

        (h)  Governing Law.  This Agreement shall be construed in accordance
             -------------
with and governed in all respects by the laws of the Commonwealth of Pennsylvania (without giving effect to the conflicts of laws provisions thereof).



                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                        ALLIN CORPORATION


                        By:  /s/ Richard Talarico
                           -----------------------------
                                 Richard Talarico
                                 Chairman


WITNESS:


/s/ Denise Smith            /s/ Dean C. Praskach
------------------------   -----------------------------
                                 Dean C. Praskach